[FIRM LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We have issued our reports dated July 31, 1997, accompanying the consolidated financial statements of First Southeast Financial Corporation and Subsidiary and schedules included in the Annual Report on Form 10-K for the year ending June 30, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (on Form S-4, Commission File No. 333-32459) of the aforementioned reports and to the use of our name as it appears under the caption "Experts".


                                          /s/ CRISP HUGHES & CO., L.L.P.
                                              CRISP HUGHES & CO.,L.L.P.
Asheville, North Carolina
October 10, 1997